Exhibit 1.1 and 23.1

MINTZ & PARTNERS  LLP
---------------------
Chartered Accountants
                                                        100-1446 Don Mills Road
                                                        New York, ON M3B 3N6

                                                        Tel: (416) 391-2900
                                                        Fax: (416) 391-2748
                                                        Web site www.mintzca.com



                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------



We have issued our audit report to the Directors of Digital Rooster.Com Inc. as at March 31, 2001 and for the year then ended in respect of financial statements being included on the filing on Amendment No. 1 to Form 20-F. Our report was dated June 22, 2001, except to Note 2 to the financial statements which is as of December 14, 2001 and was conducted in accordance with the US and Canadian GAAS.

We consent to the inclusion of the aforementioned report on the filing of Amendment No. 1 to Form 20-F dated August 23, 2001.


/S/  MINTZ  &  PARTNERS  LLP
by ELLIOTT M. JACOBSON, PARTNER

Toronto,  Canada
January 15, 2002



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